As filed with the Securities and Exchange Commission on May 28, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

DARIOHEALTH CORP.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or other jurisdiction of incorporation or organization)	45-2973162 (I.R.S. Employer Identification No.)

322 W. 57th St. #33B
New York, New York 10019
Telephone: (972) 4-770-6377

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal
Executive Offices)

Mr. Erez Raphael

Chief Executive Officer

DarioHealth Corp.

322 W. 57th St. #33B
New York, New York 10019
Telephone: (972) 4-770-6377

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Oded Har-Even, Esq.

Ron Ben-Bassat, Esq.

Sullivan & Worcester LLP

1251 Avenue of the Americas

New York, New York 10020

Telephone: (212) 660-5000

Facsimile: (212) 660-3001

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement, as determined by market and other conditions.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer: ☐	Accelerated filer: ☐
Non-accelerated filer: ☒	Smaller reporting company: ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated May 28, 2025

PROSPECTUS

52,139,659 SHARES OF COMMON STOCK

The selling stockholders identified in this prospectus may offer from time to time up to 52,139,659 shares of our common stock, $0.0001 par value per share (the “Common Stock”), consisting of (i) 9,665,350 shares of our Common Stock issuable upon the conversion of our Series D Preferred Stock; (ii) 16,097,500 shares of our Common Stock issuable upon the conversion of our Series D-1 Preferred Stock; (iii) 5,964,750 shares of our Common Stock issuable upon the conversion of our Series D-2 Preferred Stock; (iv) 2,229,250 shares of our Common Stock issuable upon the conversion of our Series D-3 Preferred Stock; (v) 13,582,740 shares of our Common Stock issuable as dividends to our Series D Preferred Stock, Series D-1 Preferred Stock, Series D-2 Preferred Stock and Series D-3 Preferred Stock; (vi) 4,175,069 shares of our Common Stock issuable to certain holders of our Series B Preferred Stock and Series C Preferred Stock who entered into Lock Up Agreements with the Company (as described more fully in the section titled “Selling Stockholders” herein); and (vii) 425,000 shares of our Common Stock issued to a consultant.

This prospectus describes the general manner in which the shares may be offered and sold by the selling stockholders. If necessary, the specific manner in which the shares may be offered and sold will be described in a supplement to this prospectus.

While we will not receive any proceeds from the sale of the shares by the selling stockholders. We will pay the expenses of registering these shares.

Our Common Stock is traded on the Nasdaq Capital Market under the symbol “DRIO.” The last reported sale price of our Common Stock on Nasdaq on May 27, 2025 was $0.718 per share.

Investing in our Common Stock involves risks. See “Risk Factors” beginning on page 4 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is          , 2025.

You should rely only on the information contained in this prospectus, any prospectus supplement and the documents incorporated by reference, or to which we have referred you. Neither we nor the selling stockholders have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus and any prospectus supplement does not constitute an offer to sell, or a solicitation of an offer to purchase, the Common Stock offered by this prospectus and any prospectus supplement in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. You should not assume that the information contained in this prospectus, any prospectus supplement or any document incorporated by reference is accurate as of any date other than the date on the front cover of the applicable document.

Neither the delivery of this prospectus nor any distribution of Common Stock pursuant to this prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated by reference into this prospectus or in our affairs since the date of this prospectus. Our business, financial condition, results of operations and prospects may have changed since such date.

When used herein, unless the context requires otherwise, references to the “Company,” “Dario,” “we,” “our” and “us” refer to DarioHealth Corp., a Delaware corporation, collectively with its wholly-owned subsidiary, LabStyle Innovation Ltd., an Israeli corporation, PsyInnovations Inc., a Delaware company, DarioHealth India Services Pvt. Ltd., an Indian company and Twill, Inc., a Delaware company.

All dollar amounts refer to U.S. dollars unless otherwise indicated.

ABOUT THIS PROSPECTUS

This prospectus describes the general manner in which the selling stockholders identified in this prospectus may offer from time to time up to 52,139,659 shares of our Common Stock. If necessary, the specific manner in which the shares may be offered and sold will be described in a supplement to this prospectus, which supplement may also add, update or change any of the information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus or any prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary does not contain all of the information you should consider before investing in our Common Stock. Before you decide to invest in our Common Stock, you should read the entire prospectus carefully, including the “Risk Factors” section, and the financial statements and related notes thereto and the other information incorporated by reference herein.

OUR COMPANY

We are a leading global digital health company with a mission to power the behavior changes that drive better health. We are committed to transforming healthcare by delivering a comprehensive and highly engaging whole-person health platform, which enables us to create a future where healthy change is effortless and accessible to all.

At the core of our mission and vision is engagement. We believe that most existing digital health solutions in the market fail to deliver improved health outcomes because users are not engaged due to a lack relevance, personalization, consumerization, and longitudinal data and information. We, and our acquired companies, first commercialized our digital behavioral health products in the direct-to-consumer (“D2C”) marketplace, and we continue to use the D2C marketplace as a sandbox and laboratory to innovation. These consumers pay for these digital health products out of their own pockets and are therefore the most value driven among all healthcare consumers. These consumers demanded that we deliver highly engaging user experiences that deliver strong clinical health outcomes for which consumers will pay. The bottom line is that if users are not engaged in digital solutions over a long period of time, they cannot change their behavior and they cannot get healthier – we first deliver engagement followed by sustained behavior change that then leads to measurable health outcomes and improvement. We believe that our D2C marketplace roots and continued focus delivers better user experiences, longer sustained engagement, stronger clinical outcomes, at the most affordable prices, that then delivers the highest return on investment (“ROI”) in the industry.

Our whole-person health model includes the following five elements:

1.	Physical Health: Focuses on the prevention, and treatment of physical ailments; primarily cardiometabolic and musculoskeletal conditions.
2.	Mental Health: Addresses emotional and psychological well-being, including stress management, as well as clinical anxiety, and depression across all levels of severity.
3.	Social and Environmental Factors: Considers influences like socioeconomic status, community resources, housing, and education.
4.	Individualized Care: Tailored user journey and care plans that respect personal goals, cultural values, and life circumstances.
5.	Integration of Clinical Services: Combines different healthcare providers and systems to deliver seamless care for both physical and mental health needs.

We have created our whole-person healthcare solution through both organic development and acquisitions of leading companies across several therapeutic areas. As a digital health consolidation leader, we have acquired companies that have spent over a decade and nearly $525 million, in combination with our own investment, to develop and deliver the most engaging whole-person health platform in the market to empower individuals to achieve their optimal health through data-driven, precision artificial intelligence (“AI”) personalized care solutions that integrate the management of physical and mental health needs.

Leveraging advanced analytics, data-driven AI precision and personalization, a deep understanding of consumer behavior, user-centric technology, and a holistic approach, we provide tailored interventions that meet the unique needs of each user to deliver the health industry’s highest levels of user activation and sustained engagement. Our digital self-care solutions ensure optimal levels of clinical outcomes with the highest levels of clinical efficacy by empowering users to overcome the psychological, social, and physical barriers to effective and sustainable behavior change.

With our whole-person digital health platform, we address a broad range of health needs, including chronic condition management (e.g., diabetes, hypertension, obesity, and musculoskeletal issues), behavioral health (e.g., stress, anxiety, and depression), and preventive care. By integrating digital therapeutics and well-being solutions with real-time data monitoring and access to professional care teams, we ensure an AI driven adaptive and continuous care experience that combines digital self-care, with virtual coaching, and virtual clinical care. As of 2024, our eligible user base spans millions of individuals worldwide, supported by partnerships with employers, health plans, pharmaceutical companies, and providers aiming to deliver instant access to the highest quality and most effective self-care and virtual human care that delivers the optimal level of clinical utilization to ensure the best value and outcomes to our users and customers.

Corporate Information

Our address is 323 W. 57th St., New York, New York 10019, and our telephone number is (972)-4 770-6377. Our corporate website is: www.mydario.com. The content of our website shall not be deemed incorporated by reference in this prospectus.

ABOUT THIS OFFERING

This prospectus relates to the resale by the selling stockholders identified in this prospectus of up to to 52,139,659 shares of our Common Stock, consisting of (i) 9,665,350 shares of our Common Stock issuable upon the conversion of our Series D Preferred Stock; (ii) 16,097,500 shares of our Common Stock issuable upon the conversion of our Series D-1 Preferred Stock; (iii) 5,964,750 shares of our Common Stock issuable upon the conversion of our Series D-2 Preferred Stock; (iv) 2,229,250 shares of our Common Stock issuable upon the conversion of our Series D-3 Preferred Stock; (v) 13,582,740 shares of our Common Stock issuable as dividends to our Series D Preferred Stock, Series D-1 Preferred Stock, Series D-2 Preferred Stock and Series D-3 Preferred Stock; (vi) 4,175,069 shares of our Common Stock issuable to certain holders of our Series B Preferred Stock and Series C Preferred Stock who entered into Lock Up Agreements with the Company (as described more fully in the section titled “Selling Stockholders” herein); and (vii) 425,000 shares of our Common Stock issued to a consultant. All of the shares, when sold, will be sold by these selling stockholders. The selling stockholders may sell their shares of Common Stock from time to time at prevailing market prices. We will not receive any proceeds from the sale of the shares of Common Stock by the selling stockholders.

Common Stock Offered:	Up to 52,139,659 shares of common stock.

Common Stock Outstanding prior to this Offering:	44,463,781

Use of Proceeds:	We will not receive any proceeds from the sale of the 52,139,659 shares of Common Stock subject to resale by the selling stockholders under this prospectus.

Risk Factors:	An investment in the Common Stock offered under this prospectus is highly speculative and involves substantial risk. Please carefully consider the “Risk Factors” section and other information in this prospectus for a discussion of risks. Additional risks and uncertainties not presently known to us or that we currently deem to be immaterial may also impair our business and operations.

Nasdaq Symbol:	DRIO

RISK FACTORS

An investment in our Common Stock involves significant risks. You should carefully consider the risk factors contained in any prospectus supplement and in our filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 as well as all of the information contained in this prospectus, any prospectus supplement and the documents incorporated by reference herein or therein, before you decide to invest in our Common Stock. Our business, prospects, financial condition and results of operations may be materially and adversely affected as a result of any of such risks. The value of our Common Stock could decline as a result of any of these risks. You could lose all or part of your investment in our Common Stock. Some of our statements in sections entitled “Risk Factors” are forward-looking statements. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, prospects, financial condition and results of operations.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the documents we incorporate by reference contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws, regarding our business, clinical trials, financial condition, expenditures, results of operations and prospects. Words such as “expects,” “anticipates,” “intends,” “plans,” “planned expenditures,” “believes,” “seeks,” “estimates” and similar expressions or variations of such words are intended to identify forward-looking statements, but are not deemed to represent an all-inclusive means of identifying forward-looking statements as denoted in this prospectus, any prospectus supplement and the documents we incorporate by reference. Additionally, statements concerning future matters are forward-looking statements.

Although forward-looking statements in this prospectus, any prospectus supplement and the documents we incorporate by reference reflect the good faith judgment of our management, such statements can only be based on facts and factors known by us as of such date. Consequently, forward-looking statements are inherently subject to risks and uncertainties and actual results and outcomes may differ materially from the results and outcomes discussed in or anticipated by the forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, without limitation, those specifically addressed under the heading “Risk Factors” herein and in the documents we incorporate by reference, as well as those discussed elsewhere in this prospectus and any prospectus supplement. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus, any prospectus supplement or the respective documents incorporated by reference, as applicable. Except as required by law, we undertake no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of such forward-looking statements. Readers are urged to carefully review and consider the various disclosures made throughout the entirety of this prospectus, any prospectus supplement and the documents incorporated by reference, which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operations and prospects.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the 52,139,659 shares of Common Stock subject to resale by the selling stockholders under this prospectus. We will incur all costs associated with the preparation and filing of the registration statement of which this prospectus is a part. Brokerage fees, commissions and similar expenses, if any, attributable to the sale of shares offered hereby will be borne by the applicable selling stockholders.

SELLING STOCKHOLDERS

The shares of common stock being offered by the selling stockholders listed below (or their successors and assigns) were issued, or may be issued, as the case may be, in connection with the Series D Private Placements.

On December 16, 2024, we entered into securities purchase agreements (the “December 2024 Private Placement”) with accredited investors relating to an offering and the sale of up to 36,067,990 shares of our Common Stock, consisting of (i) 9,665,350 shares of our Common Stock issuable upon the conversion of our Series D Preferred Stock; (ii) 16,097,500 shares of our Common Stock issuable upon the conversion of our Series D-1 Preferred Stock; and (iii) 10,305,140 shares of our Common Stock issuable as dividends to our Series D Preferred Stock and Series D-1 Preferred Stock.

Subsequently, on January 7, 2025, we entered into securities purchase agreements (the “January 2025 Private Placement”, together with the December 2024 Private Placement, the “Series D Private Placements”) with accredited investors relating to an offering and the sale of up to 11,471,600 shares of our Common Stock, consisting of (i) 5,964,750 shares of our Common Stock issuable upon the conversion of our Series D-2 Preferred Stock; (ii) 2,229,250 shares of our Common Stock issuable upon the conversion of our Series D-3 Preferred Stock; and (iii) 3,277,600 shares of our Common Stock issuable as dividends to our Series D-2 Preferred Stock and Series D-3 Preferred Stock In connection with the Series D Private Placements, we agreed to file this registration statement covering the resale of the shares of Common Stock sold in the offerings by the later to occur of (x) (sixty) 60 calendar days following the Outside Closing Date (as defined in the Series D Private Placements securities purchase agreements) and (y) thirty (30) calendar days following the receipt of Shareholder Approval (as defined in the Series D Private Placements securities purchase agreements).

In addition, we and certain purchasers in the Series D Private Placements that are holders of our Series B Preferred Stock and Series C Preferred Stock, executed lock up agreements (the “Lock Up Agreement”), pursuant to which we agreed to issue, subject to stockholder approval, up to 4,175,069 shares of our Common Stock (forty percent (40%) of the shares of Common Stock underlying the Series B Preferred Stock and the Series C Preferred Stock held by such purchaser, including dividend shares of Common Stock due upon conversion of these shares into shares of Common Stock), over the course of twelve (12) months (the “Additional Shares”). Each holder shall be entitled to receive 10% of the Additional Shares for each three (3) month period each holder agrees not to transfer or otherwise sell (subject to certain limitations) the shares of Common Stock issuable upon conversion of the Series B Preferred Stock and Series C Preferred Stock and the dividend shares of Common Stock due upon conversion.

On August 25, 2024, we issued 250,000 restricted shares of Common Stock to a certain consultant as compensation for services rendered to the Company. On February 10, 2025, we issued an additional 175,000 restricted shares of Common Stock to the same consultant for additional services rendered to the Company.

The selling stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

Other than the relationships described herein, to our knowledge, none of the selling stockholders are employees or suppliers of ours or our affiliates. Within the past three years, other than the relationships described herein, none of the selling stockholders has held a position as an officer a director of ours, nor has any selling stockholder had any material relationship of any kind with us or any of our affiliates. All information with respect to share ownership has been furnished by the selling stockholders, unless otherwise noted. The shares being offered are being registered to permit public secondary trading of such shares and each selling stockholder may offer all or part of the shares it owns for resale from time to time pursuant to this prospectus. None of the selling stockholders has any family relationships with our officers, other directors or controlling stockholders.

Any selling stockholders who are affiliates of broker-dealers and any participating broker-dealers are deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, or the Securities Act, and any commissions or discounts given to any such selling stockholder or broker-dealer may be regarded as underwriting commissions or discounts under the Securities Act.

The term “selling stockholders” also includes any transferees, pledgees, donees, or other successors in interest to the selling stockholders named in the table below. Unless otherwise indicated, to our knowledge, each person named in the table below has sole voting and investment power (subject to applicable community property laws) with respect to the shares of Common Stock set forth opposite such person’s name. We will file a supplement to this prospectus (or a post-effective amendment hereto, if necessary) to name successors to any named selling stockholders who are able to use this prospectus to resell the Common Stock registered hereby.

Name of Selling Stockholder	Shares Beneficially Owned Before the Offering (1)	Shares Beneficially Owned Before the Offering that are Issuable Upon the Exercise of Warrants or Options (1)(2)	Maximum Number of Shares to be Offered in the Offering	Number of Shares Beneficially Owned Immediately After Sale of Maximum Number of Shares in the Offering
				# of Shares (1)(2)	% of Class (1)(2)
Haim Blecher (3)	1,181,718	-	959,000	222,718	*
BRIO Capital Master Fund Ltd. (4)	3,150,721	-	1,818,612	1,332,109	3.0
Stephen J. Aselege (5)	191,800	-	191,800	-	-
Philip Korn (6)	479,500	-	479,500	-	-
Shmuel Farhi (7)	1,576,230	1,232,730	529,200	2,279,760	4.99
Digital Health Angels, LLC, d/b/a Totipotent Capital (8)	76,720	-	76,720	-	-
Equity Trust Company Custodian FBO Dale Van Demark Roth IRA (9)	191,800	-	191,800	-	-
Connective Capital I QP LP (10)	119,113	-	51,786	67,327	*
Connective Capital Emerging Energy QP LP (11)	369,717	-	140,014	229,703	*
Eduard Kny (12)	191,800	-	191,800	-	-
David S. Nagelberg 2003 Revocable Trust Dtd. 07/02/03 (13)	1,902,763	-	959,000	943,763	2.1
Lior Tamar Investments Ltd. (14)	3,042,206	550,000	2,172,216	1,419,990	3.2
Kelly T Newton (15)	38,360	-	38,360	-	-
Cascade Investments Koss LLC (16)	479,500	-	479,500	-	-
KcDario, LLC (17)	1,246,700	-	1,246,700	-	-
M&M GST Holdings LLC (18)	3,125,500	-	3,125,500	-	-
Matthew Sirovich (19)	3,125,500	-	3,125,500	-	-
Rass Ventures, LLC (20)	959,000	-	959,000	-	-
Eric Milledge (21)	489,500	35,000	479,500	45,000	*
Reza Keshavarz (22)	95,900	-	95,900	-	-
Raghuram Bondada and Pallavi Gondipalli (23)	47,950	-	47,950	-	-
Medford Snyder 2018 revokable trust dated dec 18 2018 (24)	479,500	-	479,500	-	-
Ira Kalfus (25)	112,900	-	95,900	17,000	*

Darius Kny (26)	134,260	-	134,260	-	-
Nuday Capital, LLC (27)	1,586,075	-	843,500	742,575	1.7
Jerrold L. Miller (28)	1,180,900	-	1,180,900	-	-
SMC Total Return Fund, LP (29)	674,800	-	674,800	-	-
AKS Family Partners, LP (30)	609,713	507,648	168,700	948,661	2.1
The 2001 Candice N. Pell Trust (31)	421,750	-	421,750	-	-
Lewis C. Pell 2020 Grandchildren's Trust (32)	421,750	-	421,750	-	-
David Fox (33)	184,080	-	168,700	15,380	*
Richard Pines (34)	407,259	361,250	337,400	431,109	1.0
SABR Capital Management, LLC (35)	50,610	-	50,610	-	-
Big Idea Group Advisors (36)	115,894	-	42,175	73,719	*
Kips Bay Select (37)	84,350	-	84,350	-	-
Beemal Shah (38)	33,740	-	33,740	-	-
Isagen LLC (39)	242,958	-	168,700	74,258	-
Joshua Dines (40)	42,175	-	42,175	-	-
Nantahala Capital Partners LP (41)	3,152,346	338,211	1,801,608	1,688,949	3.8
NCP RFM LP (42)	1,963,050	54,133	1,078,605	938,578	2.1
BLACKWELL PARTNERS LLC - SERIES A, solely with respect to the portion of its assets for which Nantahala Capital Management, LLC acts as its Investment Manager (43)	10,904,002	242,847	7,819,078	3,327,771	7.4
Pinehurst Partners, L.P., solely with respect to the portion of its assets for which Nantahala Capital Management, LLC acts as its Sub-Advisor (44)	5,017,684	-	4,795,000	222,684	*
Tasso Partners, LLC (45)	16,646,145	385,000	13,512,100	3,519,045	7.8
Bluehawk Capital, LLC (46)	425,000	-	425,000	-	-

* less than 1%

(1)	Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to warrants currently exercisable, or exercisable within 60 days of May 26, 2025, are counted as outstanding for computing the percentage of the selling stockholder holding such options or warrants but are not counted as outstanding for computing the percentage of any other selling stockholder. Notwithstanding the foregoing, certain selling stockholders may not have voting or investment power over such shares, and therefore may not beneficially own such shares, due to their inability to exercise warrants or convert shares of preferred stock as a result of certain contractual beneficial ownership limitations contained therein.
(2)	Assumes all of the shares of Common Stock offered are sold. Percentage ownership is based on 44,463,781 shares of Common Stock issued and outstanding on May 26, 2025.
(3)	Consists of (i) 222,718 shares of Common Stock, (ii) 685,000 shares of Common Stock issuable upon conversion of Series D Preferred Stock, and (iii) 274,000 shares of Common Stock issuable as dividends to the Series D Preferred Stock.
(4)	Consists of (i) 837,059 shares of Common Stock (ii) 495,050 shares of Common Stock issuable upon conversion of Series C Preferred Stock, (iii) 1,027,500 shares of Common Stock issuable upon conversion of Series D Preferred Stock, (iv) 411,000 shares of Common Stock issuable as dividends to the Series D Preferred Stock, and (v) 380,112 shares of Common Stock issuable as Additional Shares pursuant to the Lock Up Agreement.

(5)	Consists of (i) 137,000 shares of Common Stock issuable upon conversion of Series D Preferred Stock, and (ii) 54,800 shares of Common Stock issuable as dividends to the Series D Preferred Stock.
(6)	Consists of (i) 342,500 shares of Common Stock issuable upon conversion of Series D Preferred Stock, and (ii) 137,000 shares of Common Stock issuable as dividends to the Series D Preferred Stock.
(7)	Consists of (i) 750,000 shares of Common Stock, (ii) 297,030 shares of Common Stock issuable upon conversion of Series C Preferred Stock, (iii) 1,232,730 shares of Common Stock issuable upon exercise of certain Common Stock purchase warrants, (iv) 378,000 shares of Common Stock issuable upon conversion of Series D Preferred Stock and Series D-2 Preferred Stock, and (v) 151,200 shares of Common Stock issuable as dividends to the Series D Preferred Stock and Series D-2 Preferred Stock. Subject to a beneficial ownership limitation of 4.99% and excludes 267,270 shares of Common Stock issuable upon exercise of certain Common Stock purchase warrants.
(8)	Consists of (i) 54,800 shares of Common Stock issuable upon conversion of Series D Preferred Stock, and (ii) 21,920 shares of Common Stock issuable as dividends to the Series D Preferred Stock.
(9)	Consists of (i) 137,000 shares of Common Stock issuable upon conversion of Series D Preferred Stock, and (ii) 54,800 shares of Common Stock issuable as dividends to the Series D Preferred Stock.
(10)	Consists of (i) 67,327 shares of Common Stock issuable upon conversion of Series C Preferred Stock, (ii) 36,990 shares of Common Stock issuable upon conversion of Series D Preferred Stock, and (iii) 14,796 shares of Common Stock issuable as dividends to the Series D Preferred Stock.
(11)	Consists of (i) 229,703 shares of Common Stock issuable upon conversion of Series C Preferred Stock, (ii) 100,010 shares of Common Stock issuable upon conversion of Series D Preferred Stock, and (iii) 40,004 shares of Common Stock issuable as dividends to the Series D Preferred Stock.
(12)	Consists of (i) 137,000 shares of Common Stock issuable upon conversion of Series D Preferred Stock, and (ii) 54,800 shares of Common Stock issuable as dividends to the Series D Preferred Stock.
(13)	Consists of (i) 820,000 shares of Common Stock, (ii) 123,763 shares of Common Stock issuable upon conversion of Series C Preferred Stock, (iii) 685,000 shares of Common Stock issuable upon conversion of Series D Preferred Stock, and (iv) 274,000 shares of Common Stock issuable as dividends to the Series D Preferred Stock.
(14)	Consists of (i) 325,435 shares of Common Stock, (ii) 544,555 shares of Common Stock issuable upon conversion of Series C Preferred Stock, (iii) 550,000 shares of Common Stock issuable upon exercise of certain Common Stock purchase warrants, (iv) 1,233,000 shares of Common Stock issuable upon conversion of Series D Preferred Stock, (v) 493,200 shares of Common Stock issuable as dividends to the Series D Preferred Stock, and (vi) 446,016 shares of Common Stock issuable as Additional Shares pursuant to the Lock Up Agreement.
(15)	Consists of (i) 27,400 shares of Common Stock issuable upon conversion of Series D Preferred Stock, and (ii) 10,960 shares of Common Stock issuable as dividends to the Series D Preferred Stock.
(16)	Consists of (i) 342,500 shares of Common Stock issuable upon conversion of Series D Preferred Stock, and (ii) 137,000 shares of Common Stock issuable as dividends to the Series D Preferred Stock.
(17)	Consists of (i) 890,500 shares of Common Stock issuable upon conversion of Series D Preferred Stock, and (ii) 356,200 shares of Common Stock issuable as dividends to the Series D Preferred Stock.
(18)	Consists of (i) 2,232,500 shares of Common Stock issuable upon conversion of Series D Preferred Stock and Series D-2 Preferred Stock, and (ii) 893,000 shares of Common Stock issuable as dividends to the Series D Preferred Stock and Series D-2 Preferred Stock.
(19)	Consists of (i) 2,232,500 shares of Common Stock issuable upon conversion of Series D Preferred Stock and Series D-2 Preferred Stock, and (ii) 893,000 shares of Common Stock issuable as dividends to the Series D Preferred Stock and Series D-2 Preferred Stock.
(20)	Consists of (i) 685,000 shares of Common Stock issuable upon conversion of Series D Preferred Stock, and (ii) 274,000 shares of Common Stock issuable as dividends to the Series D Preferred Stock.
(21)	Consists of (i) 10,000 shares of Common Stock, (ii) 35,000 shares of Common Stock issuable upon exercise of certain outstanding options, (iii) 342,500 shares of Common Stock issuable upon conversion of Series D Preferred Stock, and (iv) 137,000 shares of Common Stock issuable as dividends to the Series D Preferred Stock.
(22)	Consists of (i) 68,500 shares of Common Stock issuable upon conversion of Series D Preferred Stock, and (ii) 27,400 shares of Common Stock issuable as dividends to the Series D Preferred Stock.
(23)	Consists of (i) 34,250 shares of Common Stock issuable upon conversion of Series D Preferred Stock, and (ii) 13,700 shares of Common Stock issuable as dividends to the Series D Preferred Stock.
(24)	Consists of (i) 342,500 shares of Common Stock issuable upon conversion of Series D Preferred Stock, and (ii) 137,000 shares of Common Stock issuable as dividends to the Series D Preferred Stock.
(25)	Consists of (i) 17,000 shares of Common Stock, (ii) 68,500 shares of Common Stock issuable upon conversion of Series D Preferred Stock, and (iii) 27,400 shares of Common Stock issuable as dividends to the Series D Preferred Stock.
(26)	Consists of (i) 95,900 shares of Common Stock issuable upon conversion of Series D Preferred Stock, and (ii) 38,360 shares of Common Stock issuable as dividends to the Series D Preferred Stock.
(27)	Consists of (i) 742,575 shares of Common Stock issuable upon conversion of Series C Preferred Stock, (ii) 602,500 shares of Common Stock issuable upon conversion of Series D-2 Preferred Stock, and (iii) 241,000 shares of Common Stock issuable as dividends to the Series D-2 Preferred Stock.

(28)	Consists of (i) 843,500 shares of Common Stock issuable upon conversion of Series D-2 Preferred Stock, and (ii) 337,400 shares of Common Stock issuable as dividends to the Series D-2 Preferred Stock.
(29)	Consists of (i) 482,000 shares of Common Stock issuable upon conversion of Series D-2 Preferred Stock, and (ii) 192,800 shares of Common Stock issuable as dividends to the Series D-2 Preferred Stock.
(30)	Consists of (i) 317,250 shares of Common Stock, (ii) 123,763 shares of Common Stock issuable upon conversion of Series C Preferred Stock, (iii) 507,648 shares of Common Stock issuable upon exercise of certain Common Stock purchase warrants, (iv) 120,500 shares of Common Stock issuable upon conversion of Series D-2 Preferred Stock, and (v) 48,200 shares of Common Stock issuable as dividends to the Series D-2 Preferred Stock.
(31)	Consists of (i) 301,250 shares of Common Stock issuable upon conversion of Series D-2 Preferred Stock, and (ii) 120,500 shares of Common Stock issuable as dividends to the Series D-2 Preferred Stock.
(32)	Consists of (i) 301,250 shares of Common Stock issuable upon conversion of Series D-2 Preferred Stock, and (ii) 120,500 shares of Common Stock issuable as dividends to the Series D-2 Preferred Stock.
(33)	Consists of (i) 15,380 shares of Common Stock, (ii) 120,500 shares of Common Stock issuable upon conversion of Series D-2 Preferred Stock, and (iii) 48,200 shares of Common Stock issuable as dividends to the Series D-2 Preferred Stock.
(34)	Consists of (i) 69,859 shares of Common Stock, (ii) 361,250 shares of Common Stock issuable upon exercise of certain Common Stock purchase warrants, (iii) 241,000 shares of Common Stock issuable upon conversion of Series D-2 Preferred Stock, and (iv) 96,400 shares of Common Stock issuable as dividends to the Series D-2 Preferred Stock.
(35)	Consists of (i) 36,150 shares of Common Stock issuable upon conversion of Series D-2 Preferred Stock, and (ii) 14,460 shares of Common Stock issuable as dividends to the Series D-2 Preferred Stock.
(36)	Consists of (i) 46,491 shares of Common Stock, (ii) 27,228 shares of Common Stock issuable upon conversion of Series C Preferred Stock, (iii) 30,125 shares of Common Stock issuable upon conversion of Series D-2 Preferred Stock, and (iv) 12,050 shares of Common Stock issuable as dividends to the Series D-2 Preferred Stock.
(37)	Consists of (i) 60,250 shares of Common Stock issuable upon conversion of Series D-2 Preferred Stock, and (ii) 24,100 shares of Common Stock issuable as dividends to the Series D-2 Preferred Stock.
(38)	Consists of (i) 24,100 shares of Common Stock issuable upon conversion of Series D-2 Preferred Stock, and (ii) 9,640 shares of Common Stock issuable as dividends to the Series D-2 Preferred Stock.
(39)	Consists of (i) 74,258 shares of Common Stock issuable upon conversion of Series C Preferred Stock, (ii) 120,500 shares of Common Stock issuable upon conversion of Series D-2 Preferred Stock, and (iii) 48,200 shares of Common Stock issuable as dividends to the Series D-2 Preferred Stock.
(40)	Consists of (i) 30,125 shares of Common Stock issuable upon conversion of Series D-2 Preferred Stock, and (ii) 12,050 shares of Common Stock issuable as dividends to the Series D-2 Preferred Stock.
(41)	Consists of (i) 581,465 shares of Common Stock, (ii) 230,618 shares of Common Stock issuable upon conversion of Series A-1 Preferred Stock, (iii) 116,377 shares of Common Stock issuable upon conversion of Series B-1 Preferred Stock, (iv) 422,278 shares of Common Stock issuable upon conversion of Series C-1 Preferred Stock, (v) 338,211 shares of Common Stock issuable upon exercise of certain Pre-Funded Common Stock purchase warrants, (vi) 1,060,380 shares of Common Stock issuable upon conversion of Series D-1 Preferred Stock, (vii) 424,152 shares of Common Stock issuable as dividends to the Series D-1 Preferred Stock, and (viii) 317,076 shares of Common Stock issuable as Additional Shares pursuant to the Lock Up Agreement.
(42)	Consists of (i) 357,724 shares of Common Stock, (ii) 243,552 shares of Common Stock issuable upon conversion of Series B-1 Preferred Stock, (iii) 283,169 shares of Common Stock issuable upon conversion of Series C-1 Preferred Stock, (iv) 54,133 shares of Common Stock issuable upon exercise of certain Pre-Funded Common Stock purchase warrants, (v) 545,260 shares of Common Stock issuable upon conversion of Series D-1 Preferred Stock, (vi) 218,104 shares of Common Stock issuable as dividends to the Series D-1 Preferred Stock, and (vii) 315,241 shares of Common Stock issuable as Additional Shares pursuant to the Lock Up Agreement.
(43)	Consists of (i) 452,520 shares of Common Stock, (ii) 234,075 shares of Common Stock issuable upon conversion of Series A-1 Preferred Stock, (iii) 1,123,576 shares of Common Stock issuable upon conversion of Series B-1 Preferred Stock, (iv) 1,274,753 shares of Common Stock issuable upon conversion of Series C-1 Preferred Stock, (v) 242,847 shares of Common Stock issuable upon exercise of certain Pre-Funded Common Stock purchase warrants, (vi) 4,559,360 shares of Common Stock issuable upon conversion of Series D-1 Preferred Stock, (vii) 1,823,744 shares of Common Stock issuable as dividends to the Series D-1 Preferred Stock, and (viii) 1,435,974 shares of Common Stock issuable as Additional Shares pursuant to the Lock Up Agreement.
(44)	Consists of (i) 222,684 shares of Common Stock, (ii) 3,425,000 shares of Common Stock issuable upon conversion of Series D-1 Preferred Stock, and (iii) 1,370,000 shares of Common Stock issuable as dividends to the Series D-1 Preferred Stock.
(45)	Consists of (i) 1,887,907 shares of Common Stock (ii) 1,222,773 shares of Common Stock issuable upon conversion of Series C Preferred Stock, (iii) 23,365 shares of Common Stock issuable upon conversion of Series C-2 Preferred Stock, (iv) 385,000 shares of Common Stock issuable upon exercise of certain outstanding Common Stock purchase warrants, (v) 8,736,750 shares of Common Stock issuable upon conversion of Series D-1 Preferred Stock and Series D-3 Preferred Stock, (vi) 3,494,700 shares of Common Stock issuable as dividends to the Series D-1 Preferred Stock and Series D-3 Preferred Stock, and (vii) 1,280,650 shares of Common Stock issuable as Additional Shares pursuant to the Lock Up Agreement.
(46)	Consists of 425,000 shares of Common Stock.

We may require the selling stockholders to suspend the sales of the Common Stock offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in these documents in order to make statements in those documents not misleading.

Information concerning additional selling stockholders not identified in this prospectus will be set forth in prospectus supplements from time to time, if and as required. Information concerning the selling stockholders may change from time to time and any changed information will be set forth in prospectus supplements if and when necessary.

PLAN OF DISTRIBUTION

The selling stockholders, and their pledgees, donees, transferees or other successors in interest, may from time to time offer and sell, separately or together, some or all of the shares of Common Stock, or the securities, covered by this prospectus. Registration of the securities covered by this prospectus does not mean, however, that those securities necessarily will be offered or sold.

The securities covered by this prospectus may be sold from time to time, at market prices prevailing at the time of sale, at prices related to market prices, at a fixed price or prices subject to change or at negotiated prices, by a variety of methods including the following:

•	in the Nasdaq Capital Market;

•	in privately negotiated transactions;

•	through broker-dealers, who may act as agents or principals;

•	through one or more underwriters on a firm commitment or best-efforts basis;

•	in a block trade in which a broker-dealer will attempt to sell a block of securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	directly to one or more purchasers;

•	through agents; or

•	in any combination of the above.

In effecting sales, brokers or dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate. Broker-dealer transactions may include:

•	purchases of the securities by a broker-dealer as principal and resales of the securities by the broker-dealer for its account pursuant to this prospectus;

•	ordinary brokerage transactions; or

•	transactions in which the broker-dealer solicits purchasers on a best efforts basis.

To our knowledge, the selling stockholders have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of the securities covered by this prospectus. At any time a particular offer of the securities covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will be distributed which will set forth the aggregate amount of securities covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents. In addition, to the extent required, any discounts, commissions, concessions and other items constituting underwriters’ or agents’ compensation, as well as any discounts, commissions or concessions allowed or reallowed or paid to dealers, will be set forth in such revised prospectus supplement. Any such required prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the securities covered by this prospectus.

LEGAL MATTERS

Sullivan & Worcester LLP, New York, New York, has passed upon the validity of the shares of Common Stock that may be offered hereby.

EXPERTS

The consolidated financial statements of DarioHealth Corp. at December 31, 2024 and 2023, and for each of the two years in the period ended December 31, 2024, incorporated by reference in this prospectus have been audited by Kost Forer Gabbay & Kasierer, a member of EY Global, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting and information requirements of the Exchange Act and as a result file periodic reports and other information with the SEC. These periodic reports and other information will be available at the website of the SEC referred to below. We also make available on our website under “Investors/Filings,” free of charge, our proxy statements, annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports as soon as reasonably practicable after we electronically file such materials with or furnish them to the SEC. Our website address is www.mydario.com. This reference to our website is an inactive textual reference only, and is not a hyperlink. The contents of our website are not part of this prospectus, and you should not consider the contents of our website in making an investment decision with respect to the Common Stock offered hereby.

We have filed a registration statement on Form S-3 under the Securities Act with the SEC with respect to the shares of our Common Stock offered through this prospectus. This prospectus is filed as a part of that registration statement and does not contain all of the information contained in the registration statement and exhibits. We refer you to our registration statement and each exhibit attached to it for a more complete description of matters involving us, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials.

The SEC maintains a website that contains reports and other information about issuers, like us, who file electronically with the SEC. The address of that website is http://www.sec.gov. This reference to the SEC’s website is an inactive textual reference only, and is not a hyperlink.

INCORPORATION OF DOCUMENTS BY REFERENCE

We are “incorporating by reference” certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information in the documents incorporated by reference is considered to be part of this prospectus. Statements contained in documents that we file with the SEC and that are incorporated by reference in this prospectus will automatically update and supersede information contained in this prospectus, including information in previously filed documents or reports that have been incorporated by reference in this prospectus, to the extent the new information differs from or is inconsistent with the old information.

We have filed the following documents with the SEC. These documents are incorporated herein by reference as of their respective dates of filing:

(1)	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as filed with the SEC on March 10, 2025;

(2)	Our Quarterly Report on Form 10-Q for the period ended March 31, 2025, as filed with the SEC on May 14, 2025;

(3)	Our Current Reports on Form 8-K, as filed with the SEC on January 10, 2025, January 22, 2025, February 27, 2025, March 14, 2025 March 19, 2025, April 21, 2025, April 28, 2025 May 6, 2025 and May 21, 2025;

(4)	The description of our Common Stock contained in our Registration Statement on Form 8-A filed with the SEC on February 25, 2016, including any amendments and reports filed for the purpose of updating such description.

All documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (1) after the date of the filing of the registration statement of which this prospectus forms a part and prior to its effectiveness and (2) until all of the Common Stock to which this prospectus relates has been sold or the offering is otherwise terminated, except in each case for information contained in any such filing where we indicate that such information is being furnished and is not to be considered “filed” under the Exchange Act, will be deemed to be incorporated by reference in this prospectus and any accompanying prospectus supplement and to be a part hereof from the date of filing of such documents.

We will provide a copy of the documents we incorporate by reference, at no cost, to any person who receives this prospectus. To request a copy of any or all of these documents, you should write or telephone us at is 322 W. 57th St., New York, New York, 10019 Attention: Director of Finance, (972)-4-770-6377.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following is a statement of approximate expenses to be incurred by us in connection with the distribution of our Common Stock registered under this registration statement:

Amount
Registration fee under Securities Act of 1933	$5,442.92
Legal fees and expenses	$15,000.00
Accountant’s fees and expenses	$5.000.00
Miscellaneous fees and expenses	$2,000.00
Total	$27,442.92

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 145 of the Delaware General Corporation Law (which we refer to as the “DGCL”) provides, in general, that a corporation incorporated under the laws of the State of Delaware, as we are, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made in respect of any claim, issue or matter as to which such person will have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or any other court in which such action was brought determines such person is fairly and reasonably entitled to indemnity for such expenses.

Our certificate of incorporation and bylaws provide that we will indemnify our directors, officers, employees and agents to the extent and in the manner permitted by the provisions of the DGCL, as amended from time to time, subject to any permissible expansion or limitation of such indemnification, as may be set forth in any stockholders’ or directors’ resolution or by contract. In addition, our director and officer indemnification agreements with each of our directors and officers provide, among other things, for the indemnification to the fullest extent permitted or required by Delaware law, provided that no indemnitee will be entitled to indemnification in connection with any claim initiated by the indemnitee against us or our directors or officers unless we join or consent to the initiation of the claim, or the purchase and sale of securities by the indemnitee in violation of Section 16(b) of the Exchange Act.

Any repeal or modification of these provisions approved by our stockholders will be prospective only and will not adversely affect any limitation on the liability of any of our directors or officers existing as of the time of such repeal or modification.

We are also permitted to apply for insurance on behalf of any director, officer, employee or other agent for liability arising out of his actions, whether or not the DGCL would permit indemnification.

ITEM 16.	EXHIBITS.

The exhibits filed with this registration statement are set forth on the “Exhibit Index” set forth elsewhere herein.

ITEM 17.	UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(A) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however , that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however , that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(B) That, for the purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(C) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Caesarea, Israel on the 28th day of May 2025.

DARIOHEALTH CORP.

By:	/s/ Erez Raphael
	Name:	Erez Raphael
	Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that we, the undersigned officers and directors of DarioHealth Corp., a Delaware corporation, do hereby constitute and appoint Erez Raphael and Chen Franco Yehuda, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Person	Capacity	Date

/s/ Erez Raphael	Chief Executive Officer	May 28, 2025
Erez Raphael	(Principal Executive Officer)

/s/ Chen Franco-Yehuda	Chief Financial Officer, Secretary and Treasurer	May 28, 2025
Chen Franco-Yehuda	(Principal Financial and Accounting Officer)

/s/ Yoav Shaked	Chairman of the Board of Directors	May 28, 2025
Yoav Shaked

/s/ Lawrence Leisure	Director	May 28, 2025
Lawrence Leisure

/s/ Hila Karah	Director	May 28, 2025
Hila Karah

/s/ Dennis Matheis	Director	May 28, 2025
Dennis Matheis

/s/ Dennis M. McGrath	Director	May 28, 2025
Dennis M. McGrath

/s/ Adam Stern	Director	May 28, 2025
Adam Stern

EXHIBIT INDEX

Exhibit No.	Description
3.1	Certificate of Designation of Preferences, Rights and Limitations of Series D Preferred Stock (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 18, 2024)
3.2	Certificate of Designation of Preferences, Rights and Limitations of Series D-1 Preferred Stock (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 18, 2024)
3.3	Certificate of Designation of Preferences, Rights and Limitations of Series D-2 Preferred Stock (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 10, 2025)
3.4	Certificate of Designation of Preferences, Rights and Limitations of Series D-3 Preferred Stock (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 10, 2025)
5.1*	Opinion of Sullivan & Worcester LLP
10.1	Form of Securities Purchase Agreement for Series D and Series D-1 (incorporated by reference to Exhibit 10.1 the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 18, 2024)
10.2	Form of Securities Purchase Agreement for Series D-2 and Series D-3 (incorporated by reference to Exhibit 10.1 the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 10, 2025)
10.3	Form of Lock-Up (incorporated by reference to Exhibit 10.2 the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 18, 2024)
23.1*	Consent of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global
23.2*	Consent of Sullivan & Worcester LLP (included in Exhibit 5.1)
24.1*	Power of Attorney
107*	Filing Fee Table

* Filed herewith